As filed with the Securities and Exchange Commission on October 10, 2014

Registration No.  333-27231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

 Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-27231)

UNDER THE SECURITIES ACT OF 1933

OIL-DRI CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	36-2048898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400

Chicago, Illinois 60611-4213

(312) 321-1515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas A. Graham

Vice President and General Counsel

410 North Michigan Avenue, Suite 400

Chicago, Illinois 60611-4213

(312) 321-1515

(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all securities of Oil-Dri Corporation of America that remain unsold under Registration Statement No. 333-27231.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Explanatory Note

Oil-Dri Corporation of America (the “Registrant”) has terminated any and all offerings of its securities pursuant to the registration statement on Form S-3 (Registration No. 333-27231) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and, in accordance with an undertaking in the Registration Statement, to remove from registration any and all securities registered which remain unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned on this 10th day of October, 2014.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman of the Board of Directors	October 10, 2014
Richard M. Jaffee

/s/ Daniel S. Jaffee	President and Chief Executive Officer, Director	October 10, 2014
Daniel S. Jaffee	(Principal Executive Officer)

*	Vice President, Chief Financial Officer	October 10, 2014
Daniel T. Smith	(Principal Financial Officer)

/s/ Paula J. Krystopolski	Corporate Controller (Controller)	October 10, 2014
Paula J. Krystopolski

*	Director	October 10, 2014
J. Steven Cole

*	Vice Chairman of the Board of Directors	October 10, 2014
Joseph C. Miller

*	Director	October 10, 2014
Allan H. Selig

* Pursuant to Power of Attorney

/s/ Daniel S. Jaffee
Attorney-in-fact